UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2006
Date of Report (Date of earliest event reported)

TURINCO, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-30695	87-0618509
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 2610, 1066 West Hastings St.
Vancouver, BC Canada	V6E 3X2
(Address of principal executive offices)	(Zip Code)

(604) 684 4691
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 6, 2006, the board of directors of Turinco, Inc. (the “Company”) approved an amendment and restatement of the Company’s by-laws in their entirety. The material amendments are as follows:

Matter	Original Provision	New Provision
Date and Time of Annual Meeting	16th day of October at 11:30 a.m.	such date and time as designated by the board of directors
Notice of Meetings of Stockholders	no less than 10 nor more than 45 days before meeting	no less than 10 nor more than 60 days before meeting
Quorum for Stockholder Meetings	80% of the outstanding shares entitled to vote, represented in person or by proxy not less than 1% of the outstanding shares entitled to vote, represented in person or by proxy; provided that the quorum will increase to not less than 33 1/3% upon listing on any national securities exchange or quotation on the automated quotation system of a national securities association

Action by Stockholders without Meeting	must be signed by all stockholders entitled to vote on matter	must be in accordance with Chapter 78 of the Nevada Revised Statutes which permits action by written consent signed by stockholders holding a majority of the voting power
Special Meetings of Directors	may be called by or at the request of the president or any two directors	may be called by or at the request of the entire board of directors, the Chairman of the Board, the president or any two directors
Notice of Special Meetings of Directors	10 days prior to meeting	24 hours prior to meeting
Quorum for Director Meetings	two directors	a majority of directors then in office (for indemnification matters, quorum shall be one-third of the number of directors fixed in accordance with the Articles of Incorporation)
Vacancies on the Board of Directors	filled by a vote of a majority of the directors then in office, except for vacancies resulting from removal of directors without cause which shall be filled by vote of the stockholders	filled by vote of a majority of the directors, unless the board of directors determines that the vacancy should be filled by stockholder vote
Removal of Directors	if for cause, by vote of the stockholders or the board and, if without case, by vote of the stockholders	by vote of two-thirds of the stockholders or a majority of the directors (with the exception of the vote of the director to be removed) with or without cause
Director Compensation	board of directors may authorize a fixed sum and expenses for meeting attendance	board of directors may approve compensation, including fixed sum and expenses for meeting attendance
Action by Directors without Meeting	no provision	by unanimous written consent

Fixing Record Dates	no provision
  board of directors may fix record date to determine stockholders entitled to notice of or to vote at meeting, such record date to be no more than 60 and no less than 10 days before such meeting. If no record date is fixed, it will be the date preceding the day on which notice is given board of directors may fix record date to determine stockholders entitled to dividend payment or other distribution or allotment, which shall be no more than 60 days prior to such action. If no record date is fixed, it will be the date on which the board of directors approves such action

Indemnification	no provision
  discretionary indemnification for directors, officers, employees and agents, provided that such indemnification may only be made if the indemnitee is not liable under Section 78.138 of the Nevada Revised Statutes or is determined to have acted in good faith, and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful)

mandatory indemnification of expenses incurred if the indemnitee has been successful in their defense reimbursement or advancement of expenses for defending any proceeding for which a person is indemnified by the corporation, provided that the person provide an undertaking to repay the corporation if it is determined by judicial decision that they are not entitled to be indemnified board of directors may approve the purchase of insurance to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes
Advance Notice Bylaw	no provision
requires stockholder to provide notice to corporation of business to be brought before the annual meeting (including a nomination to the board) no later than the 60th day and no earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided that if the meeting date has changed by more than 30 days, notice must be received no earlier than the 90th day and no later than the 60th day prior to the annual meeting or, if the date of the meeting has been publicly announced by the corporation fewer than 70 days prior to the meeting date, the deadline for notice will be 10 days following the date of such announcement

Amendments to Bylaws	permits bylaws to be altered, amended or repealed by majority vote of stockholders at any annual or special meeting provided proposed amendment is set forth in the notice of meeting	board of directors has power to adopt, amend or repeal bylaws

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
3.1	Amended and Restated Bylaws of Turinco, Inc.

SIGNATURE

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURINCO, INC.

/s/ Michael Jervis

DATE: June 9, 2006	By: ____________________________
Michael Jervis
President

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws of Turinco, Inc.